Exhibit 23.1

KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, ON M5H 2S5

Canada

Tel 416-777-8500

Fax 416-777-8818

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of The Bank of Nova Scotia (the Bank)

We consent to the use of:

i)

our report dated November 30, 2021 on the consolidated financial statements of the Bank, which comprise the consolidated statements of financial position as at October 31, 2021 and 2020, the related consolidated statements of income, comprehensive income, changes in equity and cash flows for each of the years in the three-year period ended October 31, 2021, and the related notes; and

ii)	our report dated November 30, 2021 on the effectiveness of internal control over financial reporting as of October 31, 2021,

each of which are incorporated by reference in this Amendment No. 1 to the Registration Statement on Form F-3 dated December 27, 2021 and to the reference to our firm under the heading “Experts” in this Amendment No. 1 to Registration Statement on Form F-3.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

December 27, 2021

Toronto, Canada

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